Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

IRHYTHM TECHNOLOGIES, INC.

iRhythm Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is iRhythm Technologies, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 14, 2006.

B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

C. The text of the Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, iRhythm Technologies, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Kevin King, a duly authorized officer of the Corporation, on May 15, 2014.

By:	/s/ Kevin King
Kevin King
President and Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the Corporation is iRhythm Technologies, Inc.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, DE 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE IV

The total number of shares of stock that the corporation shall have authority to issue is 159,220,892, consisting of 100,000,000 shares of Common Stock, $0.001 par value per share, and 59,220,892 shares of Preferred Stock, $0.001 par value per share. The first Series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 20,093,232 shares, the second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 3,666,416 shares, the third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 8,003,894 shares, the fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 15,457,350 shares, and the fifth series of Preferred Stock shall be designated as “Series E Preferred Stock” and shall consist of 12,000,000 shares.

ARTICLE V

The terms and provisions of the Common Stock and Preferred Stock are as follows:

1. Definitions. For purposes of this ARTICLE V, the following definitions shall apply:

(a) “Conversion Price” shall mean (i) $0.96432 per share for the Series A Preferred Stock, (ii) $1.39 per share for the Series B Preferred Stock, (iii) $1.24 for the Series C Preferred Stock, (iv) $1.2422 for the Series D Preferred Stock, and (v) 1.4909 for the Series E Preferred Stock (each subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).

(b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(c) “Corporation” shall mean iRhythm Technologies, Inc.

(d) “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Corporation by the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation upon termination of their employment or services at the lower of cost or fair market value, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation pursuant to rights of first refusal or repurchase contained in agreements providing for such rights, approved by at least 80% of the then current members of the Board of Directors, and (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any non-employee stockholder, approved unanimously by the Board of Directors.

(e) “Dividend Rate” shall mean an annual rate of: (i) $0.07715 per share for the Series A Preferred Stock, (ii) $0.22289 per share for each of the Series B Preferred Stock and Series C Preferred Stock, (iii) $0.09938 per share for the Series D Preferred Stock, and (iv) $0.11927 per share for the Series E Preferred Stock, each subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein.

(f) “Floor Price” shall mean, rounded to four decimal places, the quotient obtained by dividing: (i) $50,000,000, by (ii) the sum of the number of shares of Common Stock (x) then outstanding, plus (y) issuable upon exercise and/or conversion of all then outstanding Options and/or Convertible Securities (including all additional shares issuable pursuant to adjustments made to the Conversion Price of any series of Preferred Stock pursuant to Section 4(d) including those adjustments made in connection with the issuance of such additional shares) plus (z) reserved for future issuance pursuant to equity incentive or other similar plans.

(g) “Liquidation Preference” shall mean (i) $0.96432 per share for the Series A Preferred Stock, (ii) $2.7861 per share for the Series B Preferred Stock, (iii) $4.17915 per share for the Series C Preferred Stock, (iv) $1.8633 per share for the Series D Preferred Stock, and (v) $1.4909 per share for the Series E Preferred Stock, each subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein.

(h) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(i) “Original Issue Price” shall mean (i) $0.96432 per share for the Series A Preferred Stock, (ii) $2.7861 per share for each of the Series B Preferred Stock and Series C Preferred Stock, (iii) $1.2422 per share for the Series D Preferred Stock, and (iv) $1.4909 per share for the Series E Preferred Stock, each subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein.

(j) “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock.

(k) “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

2. Dividends.

(a) Preferred Stock.

(i) In any calendar year, the holders of outstanding shares of E Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, with the unanimous approval of the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Series E Preferred Stock in preference and priority to any declaration or payment of any Distribution on shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock of the Corporation in such calendar year (the “Series E Dividend”). No Distributions shall be made with respect to the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or the Common Stock unless the Series E Dividend has been declared in accordance with the preferences stated herein and all such declared dividends have been paid or set aside for payment to the holders of Series E Preferred Stock. The right to receive dividends on shares of Series E Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Series E Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. Payment of any dividends to the holders of Series E Preferred Stock shall be on a pro rata basis in proportion to the number of shares of Series E Preferred Stock held.

(ii) After the payment or the setting aside of payment of the Series E Dividend, in any calendar year, the holders of outstanding shares of Series D Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, with the unanimous approval of the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Series D Preferred Stock payable in preference and priority to any declaration or payment of any Distribution on shares of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock of the Corporation in such calendar year (the “Series D Dividend”). No Distributions shall be made with respect to the Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or the Common Stock unless the Series D Dividend has been declared in accordance with the preferences stated herein and all such declared dividends have been paid or set aside for payment to the holders of Series D Preferred Stock. The right to receive dividends on shares of Series D Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Series D Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. Payment of any dividends to the holders of Series D Preferred Stock shall be on a pro rata basis in proportion to the number of shares of Series D Preferred Stock held.

(iii) After the payment or the setting aside of payment of the Series E Dividend and Series D Dividend, in any calendar year, the holders of outstanding shares of Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, with the unanimous approval of the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Series B Preferred Stock and Series C Preferred Stock payable on a pari passu basis among each other and in preference and priority to any declaration or payment of any Distribution on shares of Series A Preferred Stock or Common Stock of the Corporation in such calendar year (the “Series C and Series B Dividend”). No Distributions shall be made with respect to the Series A Preferred Stock or the Common Stock unless the Series C and Series B Dividend has been declared in accordance with the preferences stated herein and all such declared dividends have been paid or set aside for payment to the holders of Series B Preferred Stock and Series C Preferred Stock. The right to receive dividends on shares of Series B Preferred Stock and Series C Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Series B Preferred Stock and Series C Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. Payment of any dividends to the holders of Series B Preferred Stock and Series C Preferred Stock shall be on a pro rata basis in proportion to the number of shares of Series B Preferred Stock and Series C Preferred Stock held.

(iv) After the payment or the setting aside of payment of the Series E Dividend, Series D Dividend and the Series C and Series B Dividend, in any calendar year, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, with the unanimous approval of the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Series A Preferred Stock payable in preference and priority to any declaration or payment of any Distribution on Common Stock of the Corporation in such calendar year (the “Series A Dividend”). No Distributions shall be made with respect to the Common Stock unless the Series A Dividend has been declared in accordance with the preferences stated herein and all such declared dividends have been paid or set aside for payment to the holders of Series A Preferred Stock. The right to receive dividends on shares of Series A Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. Payment of any dividends to the holders of Series A Preferred Stock shall be on a pro rata basis in proportion to the number of shares of Series A Preferred Stock held.

(b) Additional Dividends. After the payment or the setting aside of payment of the full Series E Dividend, the full Series D Dividend, the full Series C and Series B Dividend, and the full Series A Dividend, dividends may be paid on the Preferred Stock and the Common Stock when, as and if declared by the Board of Directors, with the unanimous approval of the Board of Directors, subject to the prior dividend rights of the Preferred Stock under Section 2(a) above and to Section 6 below. Payment of dividends to holders of Preferred Stock and holders of Common Stock under this section shall be on a pro rata, pari passu basis in proportion to the number of shares of Common Stock held by them, with the shares of Preferred Stock being treated for this purpose as if they had been converted to shares of Common Stock at the then applicable Conversion Rate.

(c) Non-Cash Distributions. Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

(d) Consent to Certain Distributions. Subject to Section 6 below and in accordance with Section 500 of the California Corporations Code, a distribution can be made without regard to any preferential dividends arrears amount (as defined in Section 500 of the California Corporations Code) or any preferential rights amount (as defined in Section 500 of the

California Corporations Code) in connection with (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, which agreements were authorized by the approval of the Corporation’s Board of Directors or (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, which agreements were authorized by the approval of the Corporation’s Board of Directors.

3. Liquidation Rights.

(a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the following preferential amounts shall be payable:

(i) Series E Preference. The holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share for each share of Series E Preferred Stock held by them equal to the sum of (1) the Liquidation Preference specified for such share of Series E Preferred Stock and (2) all declared but unpaid dividends (if any) on such share of Series E Preferred Stock (the “Series E Preference”). If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series E Preferred Stock are insufficient to permit the payment to such holders of the full Series E Preference, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series E Preferred Stock in proportion to the full Series E Preference they would otherwise be entitled to receive pursuant to this Section 3(a)(i).

(ii) Series D Preference. After the payment or the setting aside of payment of the full Series D Preference specified in Section 3(a)(i) above, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share for each share of Series D Preferred Stock held by them equal to the sum of (1) the Liquidation Preference specified for such share of Series D Preferred Stock and (2) all declared but unpaid dividends (if any) on such share of Series D Preferred Stock (the “Series D Preference”). If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series D Preferred Stock are insufficient to permit the payment to such holders of the full Series D Preference, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series D Preferred Stock in proportion to the full Series D Preference they would otherwise be entitled to receive pursuant to this Section 3(a)(ii).

(iii) Series C and Series B Preference. After the payment or the setting aside of payment of the full Series E Preference specified in Section 3(a)(i) above and the full Series D Preference specified in Section 3(a)(ii) above, the holders of Series C Preferred Stock and Series B Preferred Stock shall be entitled to receive, on a pari passu basis among each other and prior and in preference to any Distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share (x) for each share of Series C Preferred Stock held by them equal to the sum of (1) the Liquidation Preference specified for such share of Series C Preferred Stock and (2) all declared but unpaid dividends (if any) on such share of Series C Preferred Stock and (y) for each share of Series B Preferred Stock held by them equal to the sum of (1) the Liquidation Preference specified for such share of Series B Preferred Stock and (2) all declared but unpaid dividends (if any) on such share of Series B Preferred Stock (collectively, the “Series C and Series B Preference”). If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series C Preferred Stock and Series B Preferred Stock are insufficient to permit the payment to such holders of the full Series C and Series B Preference, then the entire assets of the Corporation legally available for distribution to the holders of Series C Preferred Stock and Series B Preferred Stock shall be distributed with equal priority and pro rata among the holders of the Series C Preferred Stock and Series B Preferred Stock in proportion to the full Series C and Series B Preference they would otherwise be entitled to receive pursuant to this Section 3(a)(iii).

(iv) Series A Preference. After the payment or the setting aside of payment of the full Series E Preference specified in Section 3(a)(i) above, the full Series D Preference specified in Section 3(a)(ii) and the full Series C and Series B Preference specified in Section 3(a)(iii) above, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock held by them equal to the sum of (1) the Liquidation Preference specified for such share of Series A Preferred Stock and (2) all declared but unpaid dividends (if any) on such share of Series A Preferred Stock (the “Series A Preference”). If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full Series A Preference, then the entire assets of the Corporation legally available for distribution to the holders of Series A Preferred Stock shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the full Series A Preference they would otherwise be entitled to receive pursuant to this Section 3(a)(iv).

(v) Remaining Assets. After the payment or setting aside for payment to the holders of Preferred Stock of the full Series E Preference specified in Section 3(a)(i) above, the full Series D Preference specified in Section 3(a)(ii) above, the full Series C and Series B Preference specified in Section 3(a)(iii) above, and the full Series A Preference specified in Section 3(a)(iv) above, the entire remaining assets of the Corporation legally available for distribution shall be distributed pro rata to holders of the Common Stock of the Corporation in proportion to the number of shares of Common Stock held by them.

(b) Treatment of Preferred. Upon any a liquidation, dissolution or winding up of the Corporation (including reorganization as provided in Section 3(c) below) (each, a “Liquidation Event”), notwithstanding the provisions of Section 3(a) above, solely for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to such Liquidation Event, at the closing of any Liquidation Event with respect to which amounts are to be legally distributed to the Corporation’s stockholders and at each date after such closing on which additional amounts (such as earn-out payments, escrow amounts or other contingent payments) are to be legally distributed to the Corporation’s stockholders as a result of such Liquidation Event (each, a “Payment Date”), each holder of Preferred Stock shall be entitled to be paid, out of the available funds and assets, on such Payment Date an amount for each share of Preferred Stock held upon the closing of such Liquidation Event equal to: (A) the greater of the amount of cash, securities and other property to which such holder would have been entitled (after taking into account the operation of this Section 3(b) with respect to all series of Preferred Stock and treating the distributions to the Corporation’s stockholders made upon such Payment Date and all prior Payment Dates as having been made simultaneously upon the closing of the Liquidation Transaction): (x) pursuant to Sections 3(a)(i)-(iv) above, or (y) if all shares of Preferred Stock had converted to Common Stock as of immediately prior to the closing of such Liquidation Event; reduced by (B) the amount per share paid in the aggregate to such holder with respect to such holder’s Preferred Stock on all prior Payment Dates; provided, however, that the fair market value of any non-cash consideration that may be distributed to the Corporation’s stockholders on each Payment Date shall be determined at the date of the closing of the Liquidation Event in accordance with Section 3(d) below, unless otherwise specified in the definitive agreement for the Liquidation Event.

(c) Reorganization. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation, unless the holders of (w) a majority of the then outstanding shares of Preferred Stock (on an as-converted to Common Stock basis), (x) a majority of the then outstanding shares of Series B Preferred Stock, (y) a majority of the then outstanding shares of Series C Preferred Stock and (z) a majority of the then outstanding shares of Series D Preferred Stock and Series E Preferred stock (voting together as a single class), each voting separately, elect otherwise by written notice sent to the Corporation at least five (5) days prior to the effective date of any such event, shall be deemed to be occasioned by, or to include: (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than (x) a merger effected exclusively to change the domicile of the Corporation, (y) a consolidation with a wholly-owned subsidiary or (z) a transaction or series of transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction retain, immediately after such transaction or series of transactions, as a result of shares in the Corporation held by such holders prior to such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Corporation or such other surviving or resulting entity (or if the Corporation or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); (ii) a sale, conveyance, lease or other disposition of all or substantially all of the assets of the Corporation by means of any transaction or series of related transactions; (iii) an exclusive license of all or substantially all of the Corporation’s intellectual property; or (iv) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (the transactions referred to in Section 3(c)(i)-(iv) being each a “Change of Control”).

(d) Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any publicly-traded securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows (unless otherwise provided for in the definitive agreements governing such liquidation, dissolution or winding up):

(i) If the securities are then traded on a national securities exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days prior to the Distribution;

(ii) if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the Distribution.

In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

For the purposes of this Section 3(d), “trading day” shall mean any day which the exchange on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange or the Nasdaq Stock Market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges and markets, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange or market. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows:

(a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series by the Conversion Price for such series. The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series. Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 4, the Conversion Rate for such series shall be appropriately increased or decreased.

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Corporation’s Common Stock, provided that the offering price per share is not less than $3.00 (as adjusted for Recapitalizations) and the aggregate gross proceeds to the Corporation are not less than $40,000,000 (a “Qualified IPO”). Additionally, each share of Preferred Stock shall be converted into shares of Common Stock at the then effective Conversion Rate for such share upon the receipt by the Corporation of a written request for such conversion from the holders of at least a sixty-three percent (63%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis. Each of the events referred to in this Section 4(b) is referred to herein as an “Automatic Conversion Event”.

(c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, the holder shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock or (B) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that the holder elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred

Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act or a merger, sale, financing, or liquidation of the Corporation or other event, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of such transaction or upon the occurrence of such event, in which case the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such transaction or the occurrence of such event.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definition. For purposes of this Section 4(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Corporation after the filing of this Amended and Restated Certificate of Incorporation, other than issuances or deemed issuances of:

(1) up to 12,000,000 shares of Series E Preferred Stock issued at or above the Original Issue Price;

(2) shares of Common Stock issued upon conversion of the Preferred Stock;

(3) shares of Common Stock and options, warrants or other rights to purchase Common Stock issued or issuable to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock grants, restricted stock purchase agreements, option plans, purchase plans, incentive programs or similar arrangements unanimously approved by the Board of Directors;

(4) shares of Common Stock issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of this Amended and Restated Certificate of Incorporation;

(5) shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to Section 4(e), 4(f) or 4(g) hereof;

(6) shares of Common Stock issued or issuable in a registered public offering under the Securities Act pursuant to which all outstanding shares of Preferred Stock are automatically converted into Common Stock pursuant to an Automatic Conversion Event;

(7) shares of Common Stock issued or issuable pursuant to the acquisition of another entity by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are unanimously approved by the Board of Directors;

(8) shares of Common Stock issued or issuable to landlords, brokers, banks, equipment lessors or other financial institutions pursuant to an equipment financing, debt financing or commercial credit or leasing transaction, in each case, unanimously approved by the Board of Directors and the principal purpose of which is other than the raising of capital through the sale of equity securities of the Corporation; and

(9) shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, in each case, unanimously approved by the Board of Directors and the principal purpose of which is other than the raising of capital through the sale of equity securities of the Corporation.

(ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to Section 4(d)(vi) for an Additional Share of Common issued or deemed to be issued by the Corporation) is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Preferred Stock.

(iii) Deemed Issue of Additional Shares of Common. In the event the Corporation at any time or from time to time after the date of the filing of this Amended and Restated Certificate of Incorporation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

(1) no further adjustment in the Conversion Price of any series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as this Section 4(d) or pursuant to Recapitalization provisions of such Options or Convertible Securities such as Sections 4(e), 4(f) and 4(g) hereof), the Conversion Price of each series of Preferred Stock and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount above the Conversion Price that would have resulted from any other issuances of Additional Shares of Common and any other adjustments provided for herein between the original adjustment date and such readjustment date;

(4) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of each Series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(a) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(b) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d)(vi)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(5) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(d)(iii) as of the actual date of their issuance.

(iv) Adjustment of Conversion Price of Preferred Stock Upon Issuance of Additional Shares of Common.

(1) Series A Preferred Stock and Series B Preferred Stock. In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of

Common deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share, in the case of the Series A Preferred Stock or the Series B Preferred Stock, less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then, the Conversion Price of the affected series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. Notwithstanding the foregoing, the Conversion Price of the affected series of Preferred Stock shall not be reduced at such time if the amount of such reduction would be less than $0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate. For the purposes of this Section 4(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock and the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding.

(2) Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Floor Price, then, the Conversion Price of the Series C Preferred Stock, the Conversion Price of the Series D Preferred Stock, and the Conversion Price of the Series E Preferred Stock shall, in each case, be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. Notwithstanding the foregoing, the Conversion Price of the affected series of Preferred Stock shall not be reduced at such time if the amount of such reduction would be less than $0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate. For the purposes of this Section 4(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock and the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding. For the avoidance of doubt, in the event the Corporation shall issue Additional Shares of Common for a consideration per share of less than the Floor Price, the Conversion Price of the Series C Preferred Stock, the Conversion Price of the Series D Preferred Stock and the Conversion Price of the Series E Preferred Stock shall, in each case, first be adjusted pursuant to Section 4(d)(v) below and then in accordance with this Section 4(d)(iv)(2).

(v) Special Adjustment of Conversion Price of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock Upon Certain Issuances of Additional Shares of Common. In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Conversion Price of the Series C Preferred Stock, the Conversion Price for the Series D Preferred Stock, or the Conversion Price for the Series E Preferred Stock, in each case as in effect on the date of and immediately prior to such issue, then, the Conversion Price of the applicable series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) equal to the consideration per share received by the Corporation for such Additional Shares of Common so issued; provided, however, that the Conversion Price of the Series C Preferred Stock, the Conversion Price of the Series D Preferred Stock and the Conversion Price of the Series E Preferred Stock, in each case, shall not be reduced, pursuant to this Section 4(d)(v), to a price lower than the Floor Price per share.

(vi) Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

(1) Cash and Property. Such consideration shall:

(a) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance;

(b) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(c) in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as reasonably determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4(d)(iii) shall be determined by dividing:

(x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e) Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend, distribution or otherwise), into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f) Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Dividend Rate, Original Issue Price, Liquidation Preference of the affected series of Preferred Stock, in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g) Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3 above, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Preferred Stock after the capital reorganization, recapitalization, reclassification or other event to the end that the provisions of this Section 4 (including adjustment of the Conversion Price for such series of Preferred Stock then in effect and the number and type of shares or other securities issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(i) Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived by the consent or vote of the holders of the majority of the outstanding shares of such series either before or after the issuance causing the adjustment. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

(j) Notices of Record Date. In the event that this Corporation shall propose at any time:

(i) to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii) to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3(c);

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock at least ten (10) days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent or vote of the holders of at least a majority of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis.

(k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5. Voting.

(a) Restricted Class Voting. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(b) No Series Voting. Other than as provided herein or required by law, there shall be no series voting.

(c) Preferred Stock. Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be disregarded. Except as otherwise expressly provided herein or as required by law, the holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.

(d) Election of Directors. The holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect two (2) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Series D Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Series E Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Any additional members of the Corporation’s Board of Directors shall be elected by the holders of Common Stock and Preferred Stock, voting together as a single class on an as-converted to Common Stock basis. Any director elected pursuant to this Section 5(d) may be removed with or without cause only by the affirmative vote of the holders of the shares of the class, series or classes of stock entitled to elect such director or directors. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only directors elected by the same class or classes of stockholders as those who would be entitled to vote to fill such vacancy shall vote to fill such vacancy.

(e) Adjustment in Authorized Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of: (i) the holders of a majority of the stock of the Corporation, voting together as a single class on an as-converted to Common Stock basis and (ii) such vote or consent as may be required pursuant to Section 6, Section 7, Section 8, and/or Section 9 below, as permitted by the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

(f) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

6. Amendments and Changes Requiring Separate Preferred Approval. As long as at least 1,500,000 shares of the Preferred Stock (as adjusted for any Recapitalizations) shall be issued and outstanding, the Corporation shall not (either directly or indirectly, whether by merger, recapitalization, reclassification or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least sixty-three percent (63%) of the then outstanding shares of Preferred Stock voting together as a single class on an as-converted to Common Stock basis:

(a) amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or bylaws of the Corporation in a manner that affects the holders of Preferred Stock;

(b) amend, alter or repeal the rights, privileges or preferences of the Preferred Stock in a manner that affects such rights, privileges or preferences;

(c) increase or decrease (other than for decreases of Preferred Stock to reflect a decrease in the outstanding Preferred Stock resulting from conversion of the Preferred Stock or other acquisitions of Preferred Stock by the Corporation) the authorized number of shares of Common Stock or Preferred Stock or any series of Preferred Stock;

(d) authorize or create or issue or obligate itself to issue any new class or series of equity security (including any security convertible into or exercisable for any equity security), having rights, preferences or privileges senior to or on a parity with any series of Preferred Stock, or reclassify any existing stock to have rights, preferences or privileges senior to or on a parity with any series of Preferred Stock;

(e) effect any liquidation, dissolution or winding up of the Corporation including any reorganization provided for under ARTICLE V, Section 3(c);

(f) increase or decrease the size of the Board of Directors;

(g) encumber or grant a security interest in all or substantially all of the assets of the Corporation or exclusively license all or substantially all of the Corporation’s intellectual property;

(h) redeem, repurchase, pay or declare any dividends or other distributions with respect to Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Corporation permitted by Section 2(d) hereof);

(i) amend this Section 6; or

(j) incur any bank debt if, following such incurrence, the Company would have outstanding bank debt in excess of the greater of: (i) a principal amount of $9,905,000 or (ii) 20% of the Corporation’s revenues over the prior twelve (12) months.

7. Amendments and Changes Requiring Series B Approval. As long as at least 1,500,000 shares of Series B Preferred Stock (as adjusted for any Recapitalizations) shall be issued and outstanding, the Corporation shall not (either directly or indirectly, whether by merger, recapitalization, reclassification, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class:

(a) take any action, including amending, altering or repealing any provision of this Amended and Restated Certificate of Incorporation or Bylaws, if such action would adversely affect the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, the Series B Preferred Stock; provided, however, that the creation of a new series of Preferred Stock and establishment of powers, preferences or rights of that series of Preferred Stock that are senior to, pari passu with, or in addition to the powers, preferences or rights of the Series B Preferred Stock (provided that such series of Preferred Stock has been authorized in accordance with the provisions of Section 6(d) hereof) shall not be deemed, in and of itself, to adversely affect the powers, preferences or rights of the Series B Preferred Stock;

(b) redeem, repurchase, exchange or acquire any equity or equity-linked securities issued by the Corporation other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation upon termination of their employment or services at the lower of cost or fair market value, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation pursuant to rights of first refusal or repurchase contained in agreements providing for such rights, approved by at least 80% of the then current members of the Board of Directors, and (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, approved by at least 80% of the then current members of the Board of Directors;

(c) pay or declare any Distribution to the Common Stock, the Series A Preferred Stock or any other class or series of equity securities junior to the Series B Preferred Stock;

(d) increase or decrease (other than for decreases resulting from conversion of the Series B Preferred Stock or other acquisitions of Series B Preferred Stock by the Corporation) the authorized number of shares of Series B Preferred Stock; or

(e) amend this Section 7.

8. Amendments and Changes Requiring Series C Approval. As long as at least 1,500,000 shares of Series C Preferred Stock (as adjusted for any Recapitalizations) shall be issued and outstanding, the Corporation shall not (either directly or indirectly, whether by merger, recapitalization, reclassification, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the outstanding shares of Series C Preferred Stock, voting as a separate class:

(a) increase or decrease (other than for decreases resulting from conversion of the Series C Preferred Stock or other acquisitions of Series C Preferred Stock by the Corporation) the authorized number of shares of Series C Preferred Stock; or

(b) take any action, including amending, altering or repealing any provision of this Amended and Restated Certificate of Incorporation or Bylaws, if such action would adversely affect the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, the Series C Preferred Stock (including, without limitation, by way of (x) conversion or alteration of the liquidation preferences, (y) amending any provision hereof that requires a separate vote of the Series C Preferred Stock, or (z) relative changes among existing series of Preferred Stock to make an existing series that is pari passu with or junior to the Series C Preferred Stock senior to or pari passu with the Series C Preferred Stock); provided, however, that the creation of a new series of Preferred Stock and establishment of powers, preferences or rights of that series of Preferred Stock that are senior to, pari passu with, or in addition to the powers, preferences or rights of the Series C Preferred Stock (provided that such series of Preferred Stock has been authorized in accordance with the provisions of Section 6 hereof) shall not be deemed, in and of itself, to adversely affect the powers, preferences or rights of the Series C Preferred Stock.

9. Amendments and Changes Requiring Series D Approval. As long as any shares of Series D Preferred Stock (as adjusted for any Recapitalizations) shall be issued and outstanding, the Corporation shall not (either directly or indirectly, whether by merger, recapitalization, reclassification, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the outstanding shares of Series D Preferred Stock, voting as a separate class:

(a) increase or decrease (other than for decreases resulting from conversion of the Series D Preferred Stock or other acquisitions of Series D Preferred Stock by the Corporation) the authorized number of shares of Series D Preferred Stock; or

(b) take any action, including amending, altering or repealing any provision of this Amended and Restated Certificate of Incorporation or Bylaws, if such action would adversely affect the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, the Series D Preferred Stock (including, without limitation, by way of (x) conversion or alteration of the liquidation preferences, (y) amending any provision hereof that requires a separate vote of the Series D Preferred Stock, or (z) relative changes among existing series of Preferred Stock to make an existing series that is junior to the Series D Preferred Stock senior to or pari passu with the Series D Preferred Stock); provided, however, that the creation of a new series of Preferred Stock and establishment of powers, preferences or rights of that series of Preferred Stock that are senior to, pari passu with, or in addition to the powers, preferences or rights of the Series D Preferred Stock (provided that such series of Preferred Stock has been authorized in accordance with the provisions of Section 6 hereof) shall not be deemed, in and of itself, to adversely affect the powers, preferences or rights of the Series D Preferred Stock.

10. Amendments and Changes Requiring Series E Approval. As long as any shares of Series E Preferred Stock (as adjusted for any Recapitalizations) shall be issued and outstanding, the Corporation shall not (either directly or indirectly, whether by merger, recapitalization, reclassification, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the outstanding shares of Series E Preferred Stock, voting as a separate class:

(a) increase or decrease (other than for decreases resulting from conversion of the Series E Preferred Stock or other acquisitions of Series E Preferred Stock by the Corporation) the authorized number of shares of Series E Preferred Stock; or

(b) take any action, including amending, altering or repealing any provision of this Amended and Restated Certificate of Incorporation or Bylaws, if such action would adversely affect the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, the Series E Preferred Stock (including, without limitation, by way of (x) conversion or alteration of the liquidation preferences, (y) amending any provision hereof that requires a separate vote of the Series E Preferred Stock, or (z) relative changes among existing series of Preferred Stock to make an existing series that is junior to the Series E Preferred Stock senior to or pari passu with the Series E Preferred Stock); provided, however, that the creation of a new series of Preferred Stock and establishment of powers, preferences or rights of that series of Preferred Stock that are senior to, pari passu with, or in addition to the powers, preferences or rights of the Series E Preferred Stock (provided that such series of Preferred Stock has been authorized in accordance with the provisions of Section 6 hereof) shall not be deemed, in and of itself, to adversely affect the powers, preferences or rights of the Series E Preferred Stock.

11. Reissuance of Preferred Stock. In the event that any shares of Preferred Stock shall be converted pursuant to Section 4 or otherwise repurchased or reacquired by the Corporation, the shares so converted, repurchased or reacquired shall be cancelled and shall not be issuable by this Corporation.

12. Preferred Stock Redemption. The Preferred Stock shall not be redeemable at the option of the holder or holders thereof.

13. Notices. Any notice required by the provisions of this ARTICLE V to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Unless otherwise set forth herein, the number of directors which constitute the Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE X

1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

2. The Corporation shall have the power to indemnify, to the fullest extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

3. The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, (collectively, “Covered Persons”), unless in either case such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

4. Neither any amendment nor repeal of this ARTICLE X, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this ARTICLE X, shall eliminate or reduce the effect of this ARTICLE X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than opportunities presented to those officers, directors or stockholders who are employees of the Corporation; provided, however, that such officer, director or stockholder acts in good faith. Nothing herein express or implied shall be deemed to relieve or excuse any director of their duty of loyalty to the Corporation or of any other fiduciary obligations owed to the Corporation by such director. No amendment or repeal of this ARTICLE XI shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

ARTICLE XII

Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.